UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2018

ENGILITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35487	61-1748527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4803 Stonecroft Blvd. Chantilly, Virginia	20151
(Address of principal executive offices)	(Zip Code)

(703) 633-8300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2017 (the “Third Amendment Effective Date”), Engility Holdings, Inc., a Delaware corporation (the “Company”), and Engility Corporation, a Massachusetts corporation and a wholly owned subsidiary of the Company (the “Borrower”), entered into Amendment No. 3 (the “Third Amendment”) to the Credit Agreement, dated as of August 12, 2016, and amended by Amendment No. 1 thereto, dated as of February 13, 2017, and Amendment No. 2 thereto, dated as of August 14, 2017 by and among the Borrower, the Company, the several lenders from time to time parties thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent.

The parties entered into the Third Amendment in order to reduce the interest rate margins applicable to (i) the Borrower’s senior secured term B1 loan facility in the original principal amount of $195 million (“Existing Term B1 Loans”) from 1.75% to 1.25%, in the case of alternate base rate loans, and from 2.75% to 2.25%, in the case of Eurocurrency loans, (ii) the Borrower’s senior secured term B2 loan facility in the original principal amount of $608 million (“Existing Term B2 Loans”) from 2.25% to 1.75%, in the case of alternate base rate loans, and from 3.25% to 2.75%, in the case of Eurocurrency loans and (iii) to reallocate $75 million of Existing Term B1 Loans to term B2 loans.  Additionally, on March 22, 2018, the Borrower utilized its incremental facility to procure an additional $25 million of commitments under its senior secured revolving loan facility (the “Loan Facility”).  As of the Third Amendment Effective Date, the principal amounts of Existing Term B1 Loans and Existing Term B2 Loans are $100 million and $603 million, respectively, and as of March 22, 2018, the Borrower’s commitments under the Loan Facility now total $190 million.

The foregoing description of the Third Amendment does not purport to be a complete description of the parties’ rights and obligations under the Third Amendment.  The above description is qualified in its entirety by reference to the complete Third Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 with respect to the Third Amendment is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1

Third Amendment to Credit Agreement, dated March 21, 2018, by and among Engility Holdings, Inc.,  Engility Corporation, the Guarantors party thereto, the Lenders party thereto and Morgan Stanley Senior Funding, Inc., as Administrative agent, Collateral Agent, Swingline Lender and Issuing Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Engility Holdings, Inc.

March 26, 2018	By:	/s/ Jon Brooks
Date	Name:	Jon Brooks
	Title:	Vice President, Deputy General Counsel and Assistant Secretary